Exhibit 4.1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND THE COMMON STOCK (AND ANY OTHER SECURITIES) ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE COMMON STOCK (AND ANY OTHER SECURITIES) ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144

THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.  IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.

THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY.  THE HOLDER OF THIS SECURITY AND ANY SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT TO WHICH THE COMPANY IS A PARTY DATED AS OF FEBRUARY 18, 2004 RELATING TO THE SECURITY AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

No. 1

$330,000,000

CUSIP No. 17285TAA4
CITADEL BROADCASTING CORPORATION

1.875% Convertible Subordinated Notes Due 2011

Citadel Broadcasting Corporation, a Delaware corporation, for value received, promises to pay to Cede & Co., or registered assigns, the principal sum of THREE HUNDRED THIRTY MILLION DOLLARS (U.S. $330,000,000) or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the reverse side of this Security on February 15, 2011.

Interest Payment Dates:	February 15 and August 15, commencing August 15, 2004

Record Dates:	February 1 and August 1

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

CITADEL BROADCASTING CORPORATION

Dated: February 18, 2004
By:
Name:
Title:

By:
Name:
Title:

Authenticated:

THE BANK OF NEW YORK, as Trustee

By:
Authorized Signatory

(Reverse of Security)
CITADEL BROADCASTING CORPORATION

1.875% Convertible Subordinated Debenture Due 2011

1.                                      INTEREST

CITADEL BROADCASTING CORPORATION (the “Company”), a Delaware corporation, promises to pay interest on the principal amount of this Security at the rate of 1.875% per annum.  The Company will pay interest semi-annually on February 15 and August 15 each year, commencing on August 15, 2004 to holders of Securities at the close of business on the relevant record dates specified above.  Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 18, 2004.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.                                      METHOD OF PAYMENT

The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the February 1 or August 1 next preceding the interest payment date (including Securities that are cancelled after the record date and on or before the interest payment date).  Holders must surrender Securities to a Paying Agent to collect principal and any premium payments.  The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.                                      PAYING AGENT, REGISTRAR, CONVERSION AGENT

Initially, The Bank of New York (the “Trustee”) will act as Paying Agent, Registrar and Conversion Agent.  The Company may change any Paying Agent, Registrar or Conversion Agent by giving notice to the Trustee.  The Company may act as Paying Agent, Registrar or Conversion Agent.

4.                                      INDENTURE

The Company issued this Security as one of a duly authorized issue of Notes of the Company designated as its 1.875% Convertible Subordinated Notes Due 2011 (the “Securities”) under an Indenture dated as of February 18, 2004 (the “Indenture”), between the Company and the Trustee.  The terms of the Securities include those stated in the Indenture.  The Securities are subject to all such terms, and Securityholders are referred to the Indenture for a statement of such terms.  Terms used herein that are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.  The Securities are general unsecured obligations of the Company limited to $300,000,000 in aggregate principal amount ($360,000,000 if the Initial Purchasers’ Option is exercised in full).

5.                                      PROVISIONAL REDEMPTION

The Securities may be redeemed at the election of the Company, as a whole or in part from time to time, at any time prior to February 15, 2011 (a “Provisional Redemption”), at a redemption price equal to $1,000 per $1,000 principal amount of the Notes redeemed (such amount, together with the Make-Whole Payment described below the “Provisional Redemption Price”), on the date of redemption (the “Provisional Redemption Date”) if (i) the Quoted Price of the Common Stock has exceeded 150% of the conversion price in effect at such time for at least 20 Trading Days within a period of any 30 consecutive Trading Days ending on the Trading Day prior to the date of mailing of the notice of Provisional Redemption (the “Provisional Redemption Notice Date”), and (ii) a shelf registration statement covering resales of the Notes and the Common Stock issuable upon conversion thereof is effective and available for use and is expected to remain effective and available for use for the 30 days following the Provisional Redemption Date, unless registration is no longer required.

Upon any such Provisional Redemption, the Company shall make to Holders an additional payment (the “Make-Whole Payment”) with respect to the Securities called for redemption.  The Make-Whole Payment per $1,000 principal amount of Securities redeemed shall equal $165 less any interest actually paid on the Securities from the date of issuance through the Provisional Redemption Date.  The Company may make the Make-Whole Payment, at its option, either in cash or Common Stock (or a combination of cash and Common Stock) and shall specify the type of consideration for the Make-Whole Payment in the redemption notice; PROVIDED, HOWEVER, that the Company’s right to exercise its election to make the Make-Whole Payment by issuing shares of Common Stock shall be conditioned upon: (1) the registration of such shares of Common Stock under the Securities Act, if required; (2) any qualification of such shares of Common Stock under the applicable state securities laws, if necessary, or the availability of an exemption from such qualification; (3) the listing of such shares of Common Stock on a United States national securities exchange or the quotation of such shares of Common Stock in an inter-dealer quotation system of any registered United States national securities association; (4) the receipt by the Trustee of an Officers’ Certificate stating: (i) that the terms of the issuance of the shares of Common Stock are in conformity with the Indenture; (ii) that the shares of Common Stock to be issued in payment of the Make-Whole Payment in respect of the Securities have been duly authorized and, when issued and delivered pursuant to the terms of the Indenture in payment of the Make-Whole Payment in respect of Securities, will be validly issued, fully paid, non-assessable and free from preemptive rights; (iii) that the conditions in clauses (i) and (ii) of this paragraph (4) and the conditions in paragraphs (1) – (3) above have been satisfied in all material respects; and (iv) the number of shares of Common Stock to be issued with respect to the Make-Whole Payment for each $1,000 principal amount of Securities and the Quoted Price of a share of Common Stock on each Trading Day during the period the average Quoted Price is calculated; and (5) the receipt by the Trustee of an Opinion of Counsel stating that: (i) the shares of Common Stock to be issued in payment of the Make-Whole Payment in respect of Securities have been duly authorized, and when issued and delivered pursuant to the terms of the Indenture in payment of the Make-Whole Payment in respect of Securities, will be validly issued, fully paid and non-assessable and (ii) the shares of Common Stock to be issued upon Provisional Redemption are not subject to any restrictions on transfer under the Securities Act.  If the foregoing conditions are not satisfied prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Provisional Redemption Date, the Company shall pay the entire Make-Whole Payment in respect of the Securities being redeemed in cash.

Payments made in Common Stock in accordance with Section 3.01 of the Indenture will be valued at 97% of the average of the Quoted Prices of the Common Stock for the five consecutive Trading Days ending on the Trading Day immediately preceding the Provisional Redemption Date.  The Company shall make the Make-Whole Payment on all Securities called for Provisional Redemption, including those Securities converted into Common Stock between the Provisional Redemption Notice Date and the Provisional Redemption Date.  The Make-Whole Payment payable with respect to any Securities converted into Common Stock between the Provisional Redemption Notice Date and the Provisional Redemption Date shall not be reduced to the extent any interest has accrued on and is unpaid as of the date on which such Securities are converted.

6.                                      NOTICE OF PROVISIONAL REDEMPTION

Notice of Provisional Redemption pursuant to paragraph 5 must be mailed at least 15 days, but not more than 60 days, before the Provisional Redemption Date to each holder of Securities to be redeemed at his address as shown on the register kept by the Registrar, and to beneficial owners as required by applicable law.  Securities in denominations larger than $1,000 may be redeemed in part, but only in integral multiples of $1,000.  On and after the Provisional Redemption Date, interest shall cease to accrue on Securities or any portion of them called for Provisional Redemption; PROVIDED that funds in the requisite amount are paid or made available for payment on that date.

7.                                      PURCHASE UPON FUNDAMENTAL CHANGE

If a Fundamental Change (as defined below) occurs, each holder of Securities shall have the right, at the holder’s option, to require the Company to repurchase all of such holder’s Securities, or any portion thereof that is an integral multiple of $1,000, on the date (the “Fundamental Change Purchase Date”) selected by the Company that is not less than 10 nor more than 30 days after the Final Surrender Date (as defined below), at a price equal to 100% of the principal amount thereof, plus accrued interest to the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”).

Unless the Company shall have theretofore called for redemption all the outstanding Securities, on or before the 30th day after the occurrence of a Fundamental Change, the Company is obligated to mail or cause the Trustee to mail to all holders of record of the Securities a notice (the “Fundamental Change Company Notice”) describing, among other things, the occurrence of such Fundamental Change and of the repurchase right arising as a result thereof.  The Company must deliver a copy of the Fundamental Change Company Notice to the Trustee and cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York.  To exercise the repurchase right, a holder of Securities must surrender, on or before the date which, subject to any contrary requirements of applicable law, is 60 days after the date of mailing of the Fundamental Change Company Notice (the “Final Surrender Date”) the Securities with respect to which the right is being exercised, which, in the case of definitive Securities, must be duly endorsed for transfer to the Company.

If consideration sufficient to pay the Fundamental Change Purchase Price of and accrued and unpaid interest on, all Securities or portions thereof to be purchased as of the Fundamental Change Purchase Date is deposited with the Paying Agent, then on the Fundamental Change Purchase Date, the Holder thereof shall have no other rights other than the right to receive the Fundamental Change Purchase Price, together with accrued and unpaid interest up to but not including the Fundamental Change Purchase Date, upon surrender of such Security.

The Company shall pay the Fundamental Change Purchase Price, at its option, either in cash or Common Stock (or a combination of cash and Common Stock) and shall specify the type of consideration for the Fundamental Change Purchase Price in the Fundamental Change Company Notice; PROVIDED, HOWEVER, that the Company’s right to exercise its election to repurchase Securities through the issuance of shares of Common Stock shall be conditioned upon:  (1) the registration of such shares of Common Stock under the Securities Act, if required; (2) any qualification of such shares of Common Stock under the applicable state securities laws, if necessary, or the availability of an exemption from such qualification; (3) the listing of such shares of Common Stock on a United States national securities exchange or the quotation of such shares of Common Stock in an inter-dealer quotation system of any registered United States national securities association; (4) the receipt by the Trustee of an Officers’ Certificate stating: (i) that the terms of the issuance of the shares of Common Stock are in conformity with the Indenture; (ii) that the shares of Common Stock to be issued in payment of the Fundamental Change Purchase Price in respect of the Securities have been duly authorized and, when issued and delivered pursuant to the terms of the Indenture in payment of the Fundamental Change Purchase Price in respect of Securities, will be validly issued, fully paid, non-assessable and free from preemptive rights; (iii) that the conditions in clauses (i) and (ii) of this paragraph (4) and the conditions in paragraphs (1) – (3) above have been satisfied in all material respects; and (iv) the number of shares of Common Stock to be issued for each $1,000 principal amount of Securities and the Quoted Price of a share of Common Stock on each Trading Day during the period the average Quoted Price is calculated; and (5) the receipt by the Trustee of an Opinion of Counsel stating that: (i) the shares of Common Stock to be issued in payment of the Fundamental Change Purchase Price in respect of Securities have been duly authorized, and when issued and delivered pursuant to the terms of the Indenture in payment of the Fundamental Change Purchase Price in respect of Securities, will be validly issued, fully paid and non-assessable and (ii) the shares of Common Stock to be issued upon payment of the Fundamental Change Purchase Price are not subject to any restrictions on transfer under the Securities Act.  If the foregoing conditions are not satisfied prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date, the Company shall pay the entire Fundamental Change Purchase Price in respect of the Securities being redeemed in cash.

Payments made in Common Stock in accordance with Section 4.03(g) of the Indenture will be valued at 97% of the average of the Quoted Prices of the Common Stock for the five consecutive Trading Days ending on the Trading Day immediately preceding the Fundamental Change Purchase Date.

The term “Fundamental Change” shall mean any of the following:

(i)                                     a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becoming the “beneficial owner” (as defined in Rule 13d-3 under such Act) of Voting Shares (as defined below) of the Company entitled to exercise more than 50% (or, in case such person is a Principal or a Related Party, 100%), of the total voting power of all outstanding Voting Shares of the Company (including any right to acquire Voting Shares that are not then outstanding of which such person or group is deemed the beneficial owner); or

(ii)                                  a change in the Board of Directors in which the individuals who constituted the Board of Directors at the beginning of the two-year period immediately preceding such change (together with any other director whose election by the Board of Directors or whose nomination for election by the Stockholders of the Company was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or

(iii)                               any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sale or transfer of all or substantially all of the assets of the Company to another Person (other than (a) a stock-for-stock merger, (b) a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock, (c) a merger that is effected solely to change the jurisdiction of incorporation of the Company, (d) any consolidation with or merger of the Company into a wholly owned Subsidiary, or any sale or transfer by the Company of all or substantially all of its assets to one or more of its wholly owned Subsidiaries, in any one transaction or a series of transactions or (e) any transaction in which the Principals and/or Related Parties have, directly or indirectly, 50% or more of the total voting power of all shares of capital stock of the continuing or surviving corporation or entity to which such assets are sold or transferred, entitled to vote generally in elections of directors of the continuing or surviving corporation immediately after the transaction; PROVIDED, in any such case (a)-(e), that the resulting corporation or each such subsidiary assumes or guarantees the Company’s obligations under the Securities); PROVIDED, HOWEVER, that a Fundamental Change shall not occur with respect to any such transaction described in paragraph (i), (ii) or (iii) above if either (x) the last sale price of the Common Stock for any five Trading Days during the ten Trading Days immediately preceding the later of the public announcement by the Company of such transaction or the occurrence of such Fundamental Change is at least equal to 105% of the conversion price in effect on such Trading Day or (y) the consideration in such transaction to the holders of Common Stock consists of cash, securities that are, or immediately upon issuance will be, listed on a national securities exchange or quoted on The Nasdaq National Market, or a combination of cash and such securities, and the aggregate fair market value of such consideration (which, in the case of such securities, shall be equal to the average of the last sale prices of such securities during the ten consecutive Trading Days commencing with the sixth Trading Day following consummation of the transaction) is at least 105% of the conversion price in effect on the date immediately preceding the closing date of such transaction.

“Principal” means each of Forstmann Little & Co. Equity Partnership – VI, L.P., Forstmann Little & Co. Equity Partnership – VII, L.P., Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership – VII, L.P. and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership – VIII, L.P. and any of their respective affiliates, and each Officer of the Company as of the date of this Indenture.

 “Related Party” means (i) any controlling stockholder, 80% or more owned subsidiary, or immediate family member (in the case of an individual) of any Principal, or (ii) any trust, corporation, partnership or other entity, the Persons holding an 80% or more interest of which consist of any one or more Principals and/or such other Persons referred to in (ii) above.

“Voting Shares” is defined to mean all outstanding shares of any class or series (however designated) of Capital Stock entitled to vote generally in the election of members of the Board of Directors.

8.                                      CONVERSION

Subject to the terms of the Indenture, Holders may surrender Securities for conversion into shares of Common Stock at the conversion price then in effect.  The conversion right with respect to the Security or the portion of the Security being redeemed will expire at the close of business on the date that is two Trading Days immediately preceding such Provisional Redemption Date unless the Company defaults in making payments due upon such Provisional Redemption Date.  The number of shares issuable upon conversion of a Security is determined by dividing the principal amount to be converted by the conversion price in effect on the conversion date, and rounding the result to the nearest 1/l00th of a share, with 500/1,000 of a share to be rounded up.  Upon conversion, no payment or adjustment for accrued interest on a converted Security (other than the payment of interest to the Holder of a Security at the close of business on a record date pursuant to paragraph 2 hereof) or for dividends or distributions on the Common Stock will be made.  The Company will deliver a check for the current market value of such fractional shares rounded down to the nearest cent based on the current market price of the Common Stock.

A Security which a Holder has delivered for repurchase upon a Fundamental Change may no longer be converted.  No adjustment in the conversion price will be required unless such adjustment would require a change of at least 1% in the conversion price then in effect; PROVIDED that any adjustment that would otherwise be required to be made shall be earned forward and taken into account in any subsequent adjustment.  The Company from time to time may voluntarily reduce the conversion price for a period of at least 20 days.

The initial conversion price is $25.50 per share of Common Stock, subject to adjustment in certain events described in the Indenture.  No adjustment in the conversion price will be required unless such adjustment would require a change of at least 1% in the conversion price then in effect; PROVIDED that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.  The Company from time to time may voluntarily reduce the conversion price for a period of at least 20 days.

To convert a Security, a holder must (1) complete and sign the conversion notice on the reverse of the Security, (2) surrender the Security to the Conversion Agent, (3) furnish the appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, and (4) pay any tax or duty which may be payable in respect of any transfer involving the issue or delivery of Common Stock in the name of a Person other than the Holder thereof.  In the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion by book-entry transfer to the Conversion Agent, which will initially be the Trustee, through the facilities of DTC and in accordance with the Applicable Procedures as in effect from time to time.  A holder may convert a portion of a Security if the portion is $1,000 or an integral multiple of $1,000.

If the Company is a party to a consolidation or merger, or a transfer or a lease of all or substantially all of its assets or a merger which reclassifies or changes its outstanding Common Stock, the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

9.                                      SUBORDINATION

The Securities are subordinated in right of payment to Senior Indebtedness, which is defined in the Indenture.  To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid.  The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect to such provisions, and each Securityholder appoints the Trustee his attorney-in-fact for any and all such purposes.

10.                               DENOMINATIONS, TRANSFER, EXCHANGE

The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  A Holder may register the transfer of or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, redemption, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the Applicable Procedures.

11.                               AMENDMENT, SUPPLEMENT, WAIVER

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented, with the consent of the Company and the Holders of a majority in aggregate principal amount of the Securities at the time outstanding, and any existing default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding.  Without the consent of any Securityholder, the Indenture or the Securities may be amended, inter alia, to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Securityholders in the case of a merger or acquisition, or to make any change that does not materially adversely affect the rights of any Securityholder.

12.                               DEFAULTS AND REMEDIES

An Event of Default is default in the payment of interest on any Security that continues for 30 days, whether or not such payment is prohibited or restricted by the subordination provisions of the Indenture; default in payment of principal of or premium, if any, on any Security when due and payable, whether or not such payment is prohibited or restricted by the subordination provisions of the Indenture; default in payment of the Fundamental Change Purchase Price to be paid upon a purchase at the option of the Holder pursuant to paragraph 7; default in the performance of any other of the covenants or agreements of the Company in the Indenture that continues for 60 days after written notice to it by the Trustee or holders of at least 25% aggregate principal amount of Securities at the time outstanding; failure to make any payment when due, including any applicable grace period in respect of indebtedness of the Company if such payment exceeds $20,000,000 or acceleration of payments with respect to indebtedness of the Company in excess of $20,000,000; and certain events of bankruptcy or insolvency.  If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Securities at the time outstanding may declare the principal of, and accrued interest on, all the Securities to be due and payable immediately.  If the Event of Default relates to bankruptcy, insolvency, or reorganization, the Securities shall become due and payable immediately upon the occurrence of such Events of Default, subject to applicable law.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or premium, if any, or interest) if it determines that withholding notice is in their interests.  The Company must furnish an annual compliance certificate to the Trustee.

13.                               TRUSTEE DEALINGS WITH COMPANY

The Trustee and any agent under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee or agent.

14.                               NO RECOURSE AGAINST OTHERS

A director, officer, employee or stockholder, as such, of the Company shall have no liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation.  Each Holder by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

15.                               AUTHENTICATION

This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent on the face hereof.

16.                               ABBREVIATIONS

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as but not limited to:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.                               CUSIP NUMBERS

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption.

18.                               GOVERNING LAW

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE.  IT ALSO WILL FURNISH THE TEXT OF THIS SECURITY IN LARGER TYPE.  REQUESTS MAY BE MADE TO:  CITADEL BROADCASTING CORPORATION, CITY CENTER WEST, SUITE 400, 7201 WEST LAKE MEAD BOULEVARD, LAS VEGAS, NEVADA 89128, ATTENTION: SECRETARY.

CONVERSION NOTICE

To:  Citadel Broadcasting Corporation

The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Citadel Broadcasting Corporation Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below.  If shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

To convert this Security into Citadel Broadcasting Corporation Common Stock of the Company, check the box:  ☐

To convert only part of this Security, state the amount (must be $1,000 or any whole multiple thereof):  $                    .

If you want the stock certificate made out in another Person’s name, fill in the form below:

(Insert other Person’s social security or tax identification number)

(Print or type other Person’s name, address and zip code)

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guaranteed:

PURCHASE NOTICE

(1)                                  Pursuant to Article 4 of the Indenture and paragraph 7 of the Securities, the undersigned hereby elects to have this Security, certificate number             , repurchased by the Company as of the Fundamental Change Purchase Date.

(2)                                  The undersigned hereby directs the Trustee or the Company to pay it or                          an amount in cash or, at the Company’s election, Common Stock valued as set forth in the Indenture, equal to 100% of the principal amount to be repurchased (less any cash payments) (as set forth below), or a combination of cash and Common Stock, plus interest accrued to, but excluding, the Fundamental Change Repurchase Date, as provided in the Indenture.

Dated:

Signature(s)

Signature(s) must be guaranteed by an eligible guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranteed

Principal amount to be repurchased (at least U.S. $1,000 or an integral multiple of $1,000 in excess thereof):

Remaining principal amount following such repurchase (not less than U.S. $1,000):

NOTICE: The signature to the foregoing election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

ASSIGNMENT FORM

To assign this Security or, in the event of conversion, shares of Citadel Broadcasting Corporation Common Stock, fill in the form below:

I or we assign and transfer this Security, or            shares of Citadel Broadcasting Corporation Common Stock, to

(Insert assignee’s social security or tax identification number)

(Print or type other assignee’s name, address and zip code)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guaranteed:

SCHEDULE OF EXCHANGES OF SECURITIES(1)

The following exchanges, redemptions, repurchases or conversions of a part of this Global Security have been made:

Principal Amount of this Global Security Following Such Decrease (or Increase) Date of Exchange	Authorized Signatory of Trustee Custodian	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security

(1)                                  This schedule should be included if the Security is a Global Security.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
OR TRANSFER OF TRANSFER RESTRICTED SECURITIES

Re:                               1.875% Convertible Subordinated Notes due 2011 (the “Securities”) of Citadel Broadcasting Corporation.

This certificate relates to $                          principal amount of Securities owned in (check applicable box)

☐ book-entry or ☐ definitive form by                             (the “Transferor”).

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.05 of the Indenture dated as of February 18, 2004 between Citadel Broadcasting Corporation and The Bank of New York, as Trustee, (the “Indenture”), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

☐            Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

☐            Such Security is being acquired for the Transferor’s own account, without transfer.

☐            Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture).

☐            Such Security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer”, in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

☐            Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

☐            Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.

The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a global Security that is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer” (as defined in Rule 144A).

Date:
(Insert Name of Transferor)